As filed with the Securities and Exchange Commission on February 26, 2021.
Registration No.  333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APOLLO ENDOSURGERY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-1630142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1120 S. Capital of Texas Highway
Building 1, Suite #300
Austin, Texas 78746
(Address, including zip code, of principal executive offices)
(512) 279-5100
(Registrant’s telephone number, including area code)
Apollo Endosurgery, Inc.
2017 Equity Incentive Plan
(Full Title of the Plans)
Todd Newton
Chief Executive Officer
1120 S. Capital of Texas Highway
Building 1, Suite #300
Austin, Texas 78746
(512) 279-5100
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Mark B. Weeks
John T. McKenna
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
(Calculation of Registration Fee on following page)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,032,773 (2)	$4.83 (3)	$4,988,293.59	$544.23

(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)Represents 1,032,773 additional shares of Common Stock reserved for future issuance under the 2017 Plan by reason of the annual increase provisions of the 2017 Plan. The number of shares reserved for issuance under the 2017 Plan will automatically increase on January 1st each year by the lesser of (a) an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (b) a lesser number determined by the Registrant’s board of directors.
(3)Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $4.83 per share, the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on February 22, 2021, a date that is within five business days prior to the date on which this Registration Statement is being filed.

EXPLANATORY NOTE
Apollo Endosurgery, Inc. (the “Company”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,032,773 shares of Common Stock under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan, which shares are in addition to the shares of Common Stock registered on the Company’s Registration Statements on Form S-8 filed on April 30, 2020 (File No. 333-237919), May 3, 2019 (File No. 333-231202), March 6, 2018 (File No. 333-223461) and June 15, 2017 (File No. 333-218773) (together, the “Prior Forms S-8”).
In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8. Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated herein by reference and made a part hereof.
PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Pursuant to General Instructions E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference.
The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:
(a)the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (File No. 001-35706);
(b)the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021 (File No. 001-35706);
(c)the description of the Company’s Common Stock, which is registered under Section 12 of the Exchange Act of 1934, as amended, (the “Exchange Act”) in the registration statement on Form 8-A12B/A, filed with the SEC on October 31, 2012 (File No. 001-35706); and
(d)all other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	8-K	001-35706	3.1	June 13, 2017
4.2	Amended and Restated Bylaws	8-K	001-35706	3.2	June 13, 2017
4.3	Specimen Common Stock Certificate of Apollo Endosurgery, Inc.	10-Q	001-35706	4.1	May 4, 2017
5.1*	Opinion of Cooley LLP
23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8)
99.1	Apollo Endosurgery, Inc. 2017 Equity Incentive Plan	8-K	001-35706	10.1	June 13, 2017
99.2	Forms of grant notice, stock option agreement and notice of exercise under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan	8-K	001-35706	10.2	June 13, 2017
99.3	Forms of restricted stock unit grant notice and award agreement under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan	8-K	001-35706	10.3	June 13, 2017
 ____________

*Filed herewith.

Signatures
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 26th day of February, 2021.

APOLLO ENDOSURGERY, INC.

By:	/s/ Todd Newton
Name:	Todd Newton
Title:	Chief Executive Officer

Power of Attorney
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Todd Newton and Stefanie Cavanaugh, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Newton	Chief Executive Officer and Director	February 26, 2021
Todd Newton	(Principal Executive Officer)

/s/ Stefanie Cavanaugh	Chief Financial Officer, Treasurer and Secretary	February 26, 2021
Stefanie Cavanaugh	(Principal Financial Officer)

/s/ Chrissy Citzler-Carr	Controller	February 26, 2021
Chrissy Citzler-Carr	(Principal Accounting Officer)

/s/ John Barr	Chairman of the Board	February 26, 2021
John Barr

/s/ Rick Anderson	Director	February 26, 2021
Rick Anderson

/s/ William D. McClellan, Jr.	Director	February 26, 2021
William D. McClellan, Jr.

/s/ R. Kent McGaughy, Jr.	Director	February 26, 2021
R. Kent McGaughy, Jr.

/s/ David C. Pacitti	Director	February 26, 2021
David C. Pacitti

/s/ Bruce Robertson, Ph.D.	Director	February 26, 2021
Bruce Robertson, Ph.D.

/s/ Julie Shimer, Ph.D.	Director	February 26, 2021
Julie Shimer, Ph.D.